Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Constantin Dietrich, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that

1. the quarterly report on Form 10-Q of Quint Media Inc. for the period ended November 30, 2014 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Quint Media Inc.

April 21, 2015

/s/ Constantin Dietrich
Constantin Dietrich
President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.